UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 27, 2005

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2005, Triple Net Properties, LLC, or our manager, entered into a Purchase and Sale Agreement and Joint Escrow Instructions, or the Agreement, with an unaffiliated third party, SP Reverchon Properties, LP, or the Seller, for the purchase of an office building at 3500 Maple Avenue, or 3500 Maple, located in Dallas, Texas for a purchase price of $67,000,000. On December 23, 2005, NNN 3500 Maple LLC, a Delaware limited liability company, our manager’s affiliate and a successor-in-interest to the Agreement, entered into a First Amendment to the Agreement with Seller, or Amendment No. 1, that amended the Agreement to (i) change the purchase price to $66,500,000, (ii) change the closing date to December 23, 2005 with a right to extend the closing date to no later than December 27, 2005, and (iii) require the Seller to cooperate with audit requirements. On December 27, 2005, NNN 3500 Maple, LLC entered into a Second Amendment to the Agreement, or Amendment No. 2, to delete Seller’s requirement to pay Triple Net Properties Realty, Inc., or Realty, an affiliate of our manager, a sales commission.

The above descriptions of the Agreement, Amendment No. 1 and Amendment No. 2 are qualified in their entirety by the terms of the Agreement, Amendment No. 1 and Amendment No. 2, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, of this Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information reported in Item 1.01 of this Current Report on Form 8-K, is incorporated herein by reference.

On December 27, 2005, NNN 2003 Value Fund, LLC, completed the purchase of a 99% interest in 3500 Maple through our wholly owned subsidiary, NNN 3500 Maple VF 2003, LLC, a Delaware limited liability company. Our affiliate, NNN 3500 Maple, LLC, purchased the remaining 1% interest. The purchase was financed with: (i) a first mortgage loan from Wachovia Bank, National Association of $47,000,000 due in ten years with an effective fixed interest rate of 5.77%, requiring interest-only payments for five years and a 30-year amortization period thereafter; and (ii) a mezzanine loan from Wachovia Bank, National Association of $11,320,000 due in ten years with a floating interest rate of 500 basis points over the 30 day LIBOR for 120 days and a floating interest rate of 1,000 basis points over the 30 day LIBOR thereafter.

3500 Maple totals 377,000 square feet of gross leaseable area, or GLA, situated in the Dallas Uptown District. The property is 93% leased, with Heritage Galleries, Hanson PLC and Susquehanna Radio Corporation as major tenants. Four leases representing 4% of the GLA expire in the next 12 months.

We do not anticipate making any significant repairs or improvements to 3500 Maple. A Phase I environmental assessment completed in connection with the purchase of 3500 Maple found no hazardous conditions. For federal income tax purposes, the depreciable basis for the property is $56,500,000.

We have retained Realty to manage 3500 Maple for a property management fee up to 5% of the gross revenues of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

At the time of this Report, we expect to sell our 99% interest in the property to our affiliate, NNN 3500 Maple, LLC, in 2006.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(d) Exhibits.

10.1 Purchase and Sale Agreement and Escrow Instructions dated as of October 21, 2005 by and between SP Reverchon Properties, LP and Triple Net Properties, LLC.

10.2 First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of December 23, 2005 by and between SP Reverchon Properties, LP and NNN 3500 Maple, LLC, as successor-in-interest to Triple Net Properties, LLC.

10.3 Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of December 27, 2005 by and between SP Reverchon Properties, LP and NNN 3500 Maple, LLC, as successor-in-interest to Triple Net Properties, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

January 4, 2006	By:	/s/ RICHARD T. HUTTON, JR.

Name: RICHARD T. HUTTON, JR.
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Escrow Instructions dated as of October 21, 2005 by and between SP Reverchon Properties, LP and Triple Net Properties, LLC.
10.2	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of December 23, 2005 by and between SP Reverchon Properties, LP and NNN 3500 Maple, LLC, as successor-in-interest to Triple Net Properties, LLC.
10.3	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of December 27, 2005 by and between SP Reverchon Properties, LP and NNN 3500 Maple, LLC, as successor-in-interest to Triple Net Properties, LLC.